Household Finance Corporation
Household Consumer Loan Corporation
Household Consumer Loan Trust 1996-2
*************************************************


Original Principal Class A                        914,140,000.00
   Class A-1                                      794,000,000.00
   Class A-2                                       52,240,000.00
   Class A-3                                       67,900,000.00
Number of Class A Bonds (000's)                       914,140.00
   Class A-1                                          794,000.00
   Class A-2                                           52,240.00
   Class A-3                                           67,900.00
Original Principal Class B                         49,370,000.00
Number of Class B Bond (000's)                         49,370.00

Distribution Date                                   Total 1998
Days

CLASS A
Class A-1 Principal Distribution                  204,742,910.56
Principal Payment Factor (per 1,000 Bond)          257.862607762

Class A-1 Interest Distribution                    25,132,050.69
Class A-1 Interest Payment Factor (per 1,000        31.652456791
Bond)

Class A-2 Principal Distribution                            0.00
Principal Payment Factor (per 1,000 Bond)            0.000000000

Class A-2 Interest Distribution                     3,146,107.80
Class A-2 Interest Payment Factor (per 1,000        60.224115556
Bond)

Class A-3 Principal Distribution                            0.00
Principal Payment Factor (per 1,000 Bond)            0.000000000

Class A-3 Interest Distribution                     4,158,060.50
Class A-3 Interest Payment Factor (per 1,000        61.238004444
Bond)


CLASS B
Principal Distribution                                      0.00
Principal Payment Factor (per 1,000 Bond)            0.000000000

Interest Distribution                               3,138,448.38
Interest Payment Factor (per 1,000 Bond)            63.569948889